Exhibit 99.1

Postal Realty Trust, Inc. Appoints Steve Bakke as Chief Financial Officer

CEDARHURST, NEW YORK, September 25, 2025 (GLOBE NEWSWIRE) —Postal Realty Trust, Inc. (NYSE: PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 2,200 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last-mile post offices to industrial facilities, today announced the appointment of Steve Bakke as Executive Vice President, Chief Financial Officer and the Company’s Principal Financial Officer effective on or about November 5, 2025. He will be based at the Company’s headquarters in Cedarhurst, NY.

“We are pleased to welcome Steve to Postal Realty,” stated Andrew Spodek, Chief Executive Officer. “Steve’s track record of success in Capital Markets, Financial and Corporate Strategy, and Investor Relations will complement us well. Additionally, his extensive experience on both the REIT buy side and sell side will bring a valuable perspective to the Company as we continue to expand our portfolio. I would like to thank our President Jeremy Garber for stepping in as Interim Chief Financial Officer. His service to the Company and shareholders has, and continues to be, greatly valued.”

Mr. Bakke added, “I’m grateful to the management team and Board of Directors for the exciting opportunity to join the team at Postal Realty as Chief Financial Officer. The Company has a truly unique and compelling business model with proven internal and external growth. I look forward to working with the team to execute its disciplined financial strategy, cultivate access to capital, and broaden its relationships with key REIT industry stakeholders.”

Mr. Bakke joins Postal Realty Trust from Realty Income Corp. (NYSE: O), where he most recently served as Senior Vice President, Corporate Finance. In his role, he oversaw Capital Markets, Financial Planning & Analysis, and Investor Relations. Prior to Realty Income, he served as Senior Vice President of Capital Markets at Site Centers Corp. (NYSE: SITC) in New York. Mr. Bakke worked on the buy side at Third Avenue Management and Surveyor Capital after beginning his career as a Research Analyst with Green Street. He holds a Bachelor of Science in Operations Research and Information Engineering from Cornell University and is a CFA Charterholder.

Mr. Bakke was selected following a comprehensive search led by Marcus & Associates.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s anticipated growth and ability to obtain financing and close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 2,200 properties leased primarily to the USPS. More information is available at postalrealtytrust.com.

Contact:

Investor Relations and Media Relations

Email: Investorrelations@postalrealtytrust.com

Phone: 516-232-8900